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                                                             Exhibit 24(b)(5)(a)


                                 THE KENT FUNDS
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                               FIRST AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT

     This FIRST AMENDMENT dated as of May 2, 1991 to AGREEMENT ("Agreement") made October 12, 1990 by and between THE KENT FUNDS, a Massachusetts business trust ("Fund"), and OLD KENT BANK AND TRUST COMPANY ("Adviser").

     WHEREAS, the Fund and the Adviser have previously entered into an Agreement setting forth the terms on which the Adviser will perform certain services for the Fund's Money Market Fund ("Portfolio I"), Michigan Municipal Money Market Fund, formerly known as Tax Free Money Market Fund, ("Portfolio II"), U.S. Government Securities Money Market Fund ("Portfolio III") and each Portfolio of the Fund subsequently established; and

     WHEREAS, the Fund and the Adviser wish to amend such Agreement to set forth the terms on which the Adviser will perform certain services for each additional Portfolio of the Fund subsequently established.

     THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Fund and the Adviser amend the Agreement in full as follows:

     1. (a) The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolios of the Fund in conformity with each Portfolio's investment objectives, fundamental policies and restrictions as set forth from time to time in the Fund's then current prospectus and statement of additional information thereto and other governing documents, subject to the supervision and control of the Board of Trustees of the Fund, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth herein for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     (b) In the event the Fund establishes one or more Portfolios, in addition to Portfolios I, II and III, for which it wishes the Adviser to perform services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing and such Portfolio shall become a Portfolio hereunder, and the compensation payable to the Adviser by the new Portfolio will be as agreed to in writing at the time and as set forth on Schedule A attached hereto and made a part hereof.

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     2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of each Portfolio with broker-dealers selected by the Adviser. In executing portfolio transactions and selecting broker-dealers, the Adviser will use its best efforts to seek best execution on behalf of each Portfolio. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act")) provided to each Portfolio and or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker-dealer would have charged for affecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

     3. The Adviser assumes and shall pay for all expenses of the Adviser incurred in the management of the investment and reinvestment of the assets of each Portfolio of the Fund. The Fund assumes and shall pay all other costs and expenses of the Fund and its Portfolios, including, without limitation: (1) all charges and expenses of a manager; (2) all charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property; (3) all charges and expenses for bookkeeping and auditors;
(4) all charges and expenses of any transfer agents and registrars appointed by the Fund; (5) all fees of all Trustees of the Fund; (6) the cost of all securities and other property purchased by the Fund and all brokers' fees, expenses and commissions, issue and transfer taxes and other expenses chargeable to the Fund in connection with transactions involving securities and other property to which the Fund is a party; (7) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (8) all fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission ("Commission") and registering or qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses for filing with the Commission and other authorities; (9) the

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costs of sales literature and advertising, including expenses of preparing, printing and mailing prospectuses and reports to shareholders of the Fund; (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing notices, reports and proxy materials to shareholders of the Fund;
(11) all charges and expenses of legal counsel for the Fund, its officers and Trustees in connection with legal matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, trust and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Fund has herein assumed and extraordinary matters; (12) all charges and expenses of filing annual and other reports with the Commission; and (13) all extraordinary expenses and charges of the Fund. In the event that the Adviser provides any of these services or pays any of these expenses, the Fund will promptly reimburse the Adviser therefor on a cost basis. No agreement is made hereby with respect to the provision of any other of such services by the Adviser or any of its affiliates, or payment therefor.

     The services of the Adviser to the Fund's Portfolios hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     4. As compensation for the Adviser's services during the period of this Agreement for Portfolios I, II, III, and for each Portfolio subsequently established, the Fund will pay to the Adviser for each Portfolio a fee at the annual rate as set forth on Schedule A attached hereto and made a part hereof and as computed in the manner provided in the Fund's then current prospectus and statement of additional information thereto as of the close of business on each business day.

     A pro rata portion of the fee shall be payable in arrears at the end of each calendar month. If this Agreement terminates other than at the end of a fiscal year of the Fund, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be paid promptly when due.

     5. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an

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officer, Director, partner, employee or agent of the Adviser, who may be or become an officer, Trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, Director, partner, employee or agent or one under the control or direction of the Adviser even though paid by it. The Fund agrees to indemnify and hold the Adviser harmless from all taxes charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the Investment Company Act of 1940 (1940
Act), and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Adviser takes or does or omits to take or do hereunder provided that the Adviser shall not be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     6. This Agreement shall continue in effect for each Portfolio for a period more than two years from the date of its execution only so long as (1) such continuance is specifically approved at least annually by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of such Portfolio, and (2) such renewal has been approved by the vote of a majority of Trustees of the Fund who are not interested persons, as that term is defined in the 1940 Act, of the Adviser, a manager of the Fund or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     7. On sixty days' written notice to the Adviser, this Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of such Portfolio; and on sixty days' written notice to the Fund this Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by the Adviser. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

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     8. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that such execution by the Fund shall have been first approved by vote of the holders of a majority of the outstanding voting securities of the affected Portfolio of the Fund and by the vote of a majority of Trustees of the Fund who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, or any predecessor of the Adviser, a manager of the Fund or the Fund, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities of the Fund" shall have, for all purposes of this Agreement, the meaning provided therefor in the 1940 Act.

     9. Any compensation payable to the Adviser hereunder for any period other than a full year shall be proportionately adjusted.

     10. The Fund is a Massachusetts business trust established under a Declaration of Trust as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but the property of the Fund only shall be bound.

     11. The provisions of this Agreement shall be governed, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                                        OLD KENT BANK AND TRUST COMPANY

                                        By: /s/ Joseph T. Keating
                                           --------------------------------
                                           Name: Joseph T. Keating
                                           Title: Sr. Vice President


                                        THE KENT FUNDS

                                        By: /s/ Mary L. Hidden
                                           --------------------------------
                                           Mary L. Hidden
                                           President

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